1 Third Quarter 2024 Earnings Call Presentation November 8, 2024 scan here for an electronic copy

2 Safe Harbor for Forward-Looking Statements Safe Harbor Statement Some of the statements in this presentation are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and other applicable law.  Such forward-looking statements may be identified by the use of words, such as “project,” “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate,” “continue,” “potential,” “forecast” or other similar words, or future or conditional verbs such as “may,” “will,” “should,” “would” or “could.” These statements represent our intentions, plans, expectations, assumptions and beliefs about our future financial performance, business strategy, projected plans and objectives.  These statements are subject to many risks and uncertainties and actual results may materially differ from those expressed  in these forward-looking statements.  Please refer to Chesapeake Utilities Annual Report on Form 10-K for the year ended December 31, 2023 filed with the SEC and other SEC filings concerning factors that could cause those results to be different than contemplated in this presentation. Non-GAAP Financial Information This presentation includes non-GAAP financial measures including Adjusted Gross Margin, Adjusted Net Income and Adjusted Earnings Per Share (“EPS*”). A "non-GAAP financial measure" is generally defined as a numerical measure of a company's historical or future performance that includes or excludes amounts, or that is subject to adjustments, so as to be different from the most directly comparable measure calculated or presented in accordance with GAAP. Our management believes certain non- GAAP financial measures, when considered together with GAAP financial measures, provide information that is useful to investors in understanding period-over-period operating results separate and apart from items that may, or could, have a disproportionately positive or negative impact on results in any particular period. The Company calculates Adjusted Gross Margin by deducting the purchased cost of natural gas, propane and electricity and the cost of labor spent on direct revenue- producing activities from operating revenues. The costs included in Adjusted Gross Margin exclude depreciation and amortization and certain costs presented in operations and maintenance expenses in accordance with regulatory requirements. The Company calculates Adjusted Net Income and Adjusted EPS by deducting costs and expenses associated with significant acquisitions that may affect the comparison of period-over-period results. These non-GAAP financial measures are not in accordance with, or an alternative to, GAAP and should be considered in addition to, and not as a substitute for, the comparable GAAP measures. The Company believes that these non-GAAP measures are useful and meaningful to investors as a basis for making investment decisions and provide investors with information that demonstrates the profitability achieved by the Company under allowed rates for regulated energy operations and under the Company's competitive pricing structures for unregulated energy operations. The Company's management uses these non-GAAP financial measures in assessing a business unit and Company performance. Other companies may calculate these non-GAAP financial measures in a different manner. See Appendix for a reconciliation of Gross Margin, Net Income and EPS, all as defined under GAAP, to our non-GAAP measures of Adjusted Gross Margin, Adjusted Net Income, and Adjusted EPS for each of the periods presented. *Unless otherwise noted, EPS and Adjusted EPS information is presented on a diluted basis.

3 • As seasons change, check / update fluids, windshield wipers & roadside emergency supplies • Be aware of lower visibility as the time change shifts sunrise and sunset • Leave extra room between your car and others to account for wet, slippery roads • Avoid using cruise control when driving on any slippery surface, such as ice or snow • Leave extra time to manage traffic and less-experienced drivers around holidays • Treat exhaustion and intoxication as equally deadly while driving Safety Moment: Safe Driving Habits for Fall & Winter

4 Today’s Presenters Jeff Householder Chair of the Board, President & Chief Executive Officer Beth Cooper Executive Vice President, Chief Financial Officer, Treasurer & Asst. Corporate Secretary Lucia Dempsey Head of Investor Relations Jim Moriarty Executive Vice President, General Counsel, Corporate Secretary & Chief Policy and Risk Officer

5 Adjusted Diluted EPS1 Continued Strong Financial Performance in Q3 2024 1 Adjusted Diluted Earnings Per Share from Continuing Operations; 2024 excludes transaction / transition-related costs associated with the FCG acquisition. $2.04 $2.10 $0.90 $0.86 $0.69 $0.80 $3.63 $3.76 YTD 2023 YTD 2024 Q1 Q2 Q3 2024 Results • Adjusted Gross Margin: $121.9M, up 29% from Q3 2023 • Adjusted Net Income: $18.1M, up 48% from Q3 2023 • Adjusted EPS: $0.80, up 16% from Q3 2023 Earnings Guidance Reaffirmed • FY 2024 Adjusted EPS of $5.33 - $5.45 per share • FY 2025 Adjusted EPS of $6.15 - $6.35 per share • FY 2028 Adjusted EPS of $7.75 - $8.00 per share CapEx Guidance Reaffirmed • YTD 2024 Capital Expenditures of $257M • 2024 Capital Expenditure Guidance: $300M - $360M • 2024 - 2028 5-Year CapEx Guidance: $1.5B - $1.8B Key Financial Highlights Q3

Operational Updates

Hurricane Update

- No significant damage from Hurricanes Debby, Helene, or Milton
- ~13,000 Florida Electric customers did lose power during Hurricane Helene, but power was largely restored within 24 hours
- Our Emergency Response Plans operated effectively and our systems benefited from the reinforcement and resiliency investments we've been making
- Grateful to team members across the organization who worked together to be responsive in serving our customers while prioritizing safety

FLORIDA CITY GAS

The Journey Continues

Achieving Operational Synergies
Consolidating processes and resources and incorporating operations into existing systems

Optimizing Operations
"Best of Both" approach to identify and implement efficiencies and operations throughout Florida

Accelerating Investment Opportunities
Moving forward on regulatory approvals to support FCG service area growth and make infrastructure improvements

CHESAPEAKE UTILITIES CORPORATION
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7 3.9% 1.4% 3.9% 1.0% 3.9% 1.4% 3.7% 0.9% Residential Commercial & Industrial Residential Commercial & Industrial Residential Commercial & Industrial Residential Commercial & Industrial Q3 2024 vs Q3 2023 D el m ar va YTD 2024 vs YTD 2023 Fl or id a High-Growth Service Areas Drive Investment Opportunities D el m ar va Fl or id a Strong Customer Growth Strong growth expected to continue, with 50+ new housing developments expected to be built within our Delmarva and Florida service areas in each of the next 4 years

8 Growth in earnings to support growth and increased shareholder value Foundation of operational excellence across the organization Executing On Our Long-Term Growth Plan Continually execute on business transformation Proactively manage regulatory agenda Prudently deploy investment capital

9 $1B+ of capital spend has existing regulatory approvals or recovery mechanisms 5-Year Capex Guidance is On-Track and Achievable ~$1.3 billion of identified capital projects support our 5-year CapEx guidance of $1.5 - $1.8 billion Identified Regulated CapEx 5-Year Spend Natural Gas LDC Organic Growth $625M Worcester Resiliency $80M Newberry, Wildlight Phase 2 $28M Boynton Beach, New Smyrna $36M Lake Mattie, St. Cloud, Plant City $42M Other Approved Pipeline Projects $49M GUARD / SAFE Programs1 $230M Eastern Shore Capital Surcharge $75M Florida Electric Storm Protection Plan $50M Technology Transformation $80M Total Identified & Ongoing Capital ~$1.3B Segment 5-Year Guidance Regulated Distribution $600 - $645M Regulated Transmission $435 - $590M Regulated Infrastructure $325 - $375M Unregulated Businesses $100 - $140M Technology $70 - $90M Total $1.5 - $1.8B 1 Includes $50 million requested in April 2024 and approved by the Florida PSC in September 2024.

10 YTD 2024 Capital Spend 78% YTD 2024 2024 Capital Investment On Track to Drive Margin Growth in 4Q 202422% $257M $300 - $360M Electric Distribution: $30 - $38M General Corporate CapEx: $4 - $6M YTD 2024 Capital Expenditures on track, driven by growth projects, infrastructure investments and technology Natural Gas Transmission: $75 - $90M Natural Gas Distribution: $160 - $190M Propane Distribution: $13 - $15M 2024 Forecast CapEx Energy Transmission: $5 - $6M Other Unregulated: $13 - $15M Note: Bar chart graphically depicts midpoint of each range. Natural Gas Transmission & Distribution and Electric Distribution ranges have been slightly reallocated.

Organic Growth Driving Delmarva & Florida Investments



Worcester
Jacksonville
Tampa
Palm Beach
Miami
Maryland Energy Service Territory
ESNG Pipeline
FPU Service Territories
FCG Service Territories
Pipeline Expansions
RNG Projects
LNG Projects

#	Project Name	Status	In-Service	Total CapEx	Adj. Gross Margin ($M) 2024E	Adj. Gross Margin ($M) 2025E
1	Southern Expansion	In-Service	Q4 2023	~$14M	$2.3	$2.3
2	North Ocean City Connector	In-Service	Q2 2023[1]	~$6M	—	—
3	Worcester Resiliency Upgrade (WRU)	Pending Approval	Q3 2025	~$80M	—	—
4	Warwick Extension	In-Progress	Q4 2024	~$9M	$0.3	$1.9
5	Beachside Expansion	In-Service	Q2 2023	~$11M	$2.5	$2.4
6	St. Cloud / Twin Lakes	In-Service	Q3 2023	~$4M	$0.6	$0.6
7	Wildlight Phase 1 & 2	In-Progress	2023-2025	~$25M	$1.4	$3.0
8	Lake Wales	In-Service	Q2 2023	~$2M	$0.5	$0.5
9	Newberry Expansion	In-Progress	Q2 2024	~$15M	$1.4	$2.6
10	Boynton Beach	In-Progress	Q1 2025	~$21M	—	$3.3
11	New Smyrna Beach	In-Progress	Q2 2025	~$15M	—	$1.7
12	St. Cloud Expansion	In-Progress	Q4 2025	~$20M	—	$2.2
13	Lake Mattie	In-Progress	Q4 2025[2]	~$18M	—	$0.8
14	Plant City	In-Progress	Q4 2024	~$4M	$0.1	$1.2
15	Indian River RNG[3]	In-Progress		~$18M		
16	Brevard RNG[3]	In-Progress	2025	~$6M	—	$5.5
17	Medley RNG[3]	In-Progress		~$22M		
18	Miami Inner Loop	Pending Approval	Q2-Q3 2025	~$72M	—	—
			Totals:	$362M	$9.0	$27.9

[1] Regulatory recovery through the Maryland General Rate Case so no margin impact in 2024. [2] Expected in-service in late December 2025 so no 2025 margin expected. [3] Approval received in July 2024 from the Florida PSC for these RNG transportation projects, which facilitate additional capacity from landfills through FCG's system.

CHESAPEAKE UTILITIES CORPORATION

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12 In August 2024, CPK successfully implemented an SAP customer information system to enhance our service platforms, streamline processes and improve efficiency across four key workstreams: • Billing & Invoicing • Customer Service • Device and Work Management • Finance and Contracting (FICA) Business Transformation: People, Processes, Systems & Structures We are continually evaluating our operations and implementing improvements in order to ensure long-term success and growth in an ever-changing environment. • Implement 1CX for FCG • Evaluate systems to upgrade financial and operational processes • Strengthen existing IT infrastructure to enhance resiliency and cyber security • Increased team development to strengthen capabilities Upcoming Process & Technology Improvements & Investments:

13 0.69 0.80 Q3 2023 Q3 2024 +16% $94.5 $121.9 Q3 2023 Q3 2024 $12.2 $18.1 Q3 2023 Q3 2024 +48% Increasing Adj. Gross Margin Driving Bottom-Line Growth 1 See appendix for a reconciliation of non-GAAP metrics. 2 Transaction and transition-related expenses represent costs incurred attributable to the acquisition and integration of FCG including, but not limited to, transaction costs, transition services, consulting, system integration, rebranding and legal fees. Gross margin growth doubled operating income and drove nearly 50% growth in bottom-line Adj. Net Income Adjusted Gross Margin1 Adjusted Earnings Per Share1Adjusted Net Income1 +29% YTD: $323.8 $413.1 $64.8 $84.2 $3.63 $3.76

14 Key Drivers of Performance – Three Months Ended September 30, 2024 1 See appendix for GAAP to non-GAAP reconciliation for adjusted diluted earnings per share. Adjusted EPS for the third quarter benefited from our recent acquisition of Florida City Gas and increased margin from our from our legacy business, offset primarily by financing costs related to the FCG acquisition. Adjusted Diluted Earnings Per Share1 $0.69 $0.75 $0.06 $0.05 $0.04 $0.03 (0.02) $(0.28) $(0.02) $(0.32) $(0.14) $(0.04) $0.80 Q3 2023 Adj. EPS FCG Gross Margin Regulated Infrastructure Margin Natural Gas Transmission Margin Marlin Virtual Pipeline Margin Natural Gas Distribution Growth Changes in customer consumption FCG Operating Expenses Payroll, Benefits, Insurance & Other Interest Expense FCG Financing Dilution Other Q3 2024 Adj. EPS

15 Strong Regulated Energy Operating Income Growth •$23.4M from FCG operations & growth •$2.6M from natural gas growth, conversions and service expansions •$1.8M from regulated infrastructure programs Partially offset by $7.5M of FCG operating expenses $24.9 $43.9 $75.9 $102.3 Q3 2023 Q3 2024 Adjusted Gross Margin1 $ 75.9 $ 102.3 D&A + Property Taxes 18.9 19.9 Transaction + Transition Expense2 3.9 0.8 Other Operating Expenses 28.2 37.7 Operating Income2 $ 24.9 $ 43.9 Adj. Gross Margin1 up 35% & Operating income up 76%, driven by: Note: Dollars in millions. Table may not foot due to rounding. 1 See appendix for a reconciliation of non-GAAP metrics. 2 Transaction and transition-related expenses represent costs incurred attributable to the acquisition and integration of FCG including, but not limited to, transaction costs, transition services, consulting, system integration, rebranding and legal fees.

16 Improvement in Unregulated Energy Segment Note: Dollars in millions. 1See appendix for GAAP to non-GAAP reconciliation of adjusted gross margin. 2 Operating Loss reflects typical seasonality of business. $(4.7) $(3.1) $18.6 $19.7 Q3 2023 Q3 2024 Adjusted Gross Margin1 $ 18.6 $ 19.7 D&A + Property Taxes 4.9 5.1 Other Operating Expenses 18.4 17.6 Operating Loss2 $ (4.7) $ (3.1) • $1.1M attributable to increased Marlin virtual pipeline services • $0.8M of lower payroll, benefits and other employee-related expenses Adjusted Gross Margin1 up 6%, primarily driven by:

17 Strong Balance Sheet Supports Growth Plan $2,632 $2,755 $1,187 $1,173 $198 $233 $1,246 $1,348 12/31/2023 9/30/2024 Total Capitalization Equity Short-Term Debt1 Long-Term Debt 47% 8% 45% 49% 8% 43% Total Liquidity2 69% 31% 1 Short-term debt for both periods includes short-term borrowing as well as the current portion of long-term debt. 2 Total liquidity includes the upsized $450M Revolver and $255M of Private Placement Shelves. 2024 Equity & Debt Issuances • $63.8M equity issued through various plans YTD Q3 2024, with 22.8M shares outstanding as of 11/4/2024 • $100M of 5-Yr 5.20% Senior Notes issued in Nov. 2024 Total available liquidity of $484M out of Total Capacity of $705M $ in millions

18 Three Decades of Dividend Growth Drive Shareholder Return Annualized Dividend per Share 1 Calculated through 12/31/2023. 10-Year Dividend CAGR of 9% Dividend Increases in 29 of the last 31 Years – Since 1994 64 Consecutive Years of Dividend Payments – Since 1961 21 Consecutive Years of Dividend Increases – Since 2004 12%+ Compounded Annual Shareholder Return over 10 years1 Increase of 8.5% Low Dividend Payout Ratio enables CPK to reinvest to support growth plan

19 Driving Increased Shareholder Value; Reaffirming Earnings Guidance Earnings Per Share - Diluted • YTD 2024 Adjusted Earnings Per Share of $3.761 • 2024 Adj. EPS Guidance of $5.33 to $5.45   • 2025 Adj. EPS Guidance of $6.15 to $6.35 • 2028 Adj. EPS Guidance of $7.75 to $8.00 • Annual shareholder return >95th percentile among peer group2 the past 5, 10, 15 & 20 year periods • >300% increase in stock price over the past 15 years drives a $2.1B Increase in Market Cap 1 Adjusted EPS excludes transaction and transition-related expenses incurred attributable to the acquisition of FCG. 2 Peer Group includes select group of 10 CPK peer companies. Details can be found in the Annual Report on Form 10-K. 1 +8.4 – 8.7% 10-Year CAGR Guidance Earnings Growth Driven by Capital Investment... … Leading to Best in Class Shareholder Return

Pathway to 2024 EPS[1] Guidance

Our 2024 target is based on continued growth from our legacy businesses, a full year of contribution from FCG, and additional opportunities we have identified.



Adjusted Diluted Earnings Per Share[1]
$5.31
$0.40 - $0.50
$0.35 - $0.45
$0.20 - $0.30
$(1.00)
$5.45
$5.33
2023A Adj. EPS
Legacy Business Growth
FCG Operations + Growth
Additional Opportunities
Dilution from FCG Equity Issuance
2024E Adj. EPS

Additional Opportunities

- Cost & Operating Synergies
- Acceleration of new capital projects / infrastructure
- New margin through value chain
- Asset optimization
- Technology enhancements
- Regulatory strategies
- Financing opportunities

[1] See appendix for GAAP to non-GAAP reconciliation for adjusted diluted earnings per share. 2023 excludes transaction-related costs associated with the FCG acquisition.

20

21 Proactive Rate Case and Regulatory Agenda

22 Full Circle Dairy Commissioning Completed We are poised to execute on opportunities that enable us to leverage our expertise across the entire energy delivery value chain -- from production and virtual pipeline transportation to injection, transmission and distribution • The company celebrated full operations at Full Circle Dairy (FCD) with a ribbon-cutting ceremony at the end of October 2024 • Since June 2024, nearly 21,000 dekatherms (Dth) of RNG have been captured and transported for use; FCD's full-year production is expected to average 100,000 Dth • In November 2024, FCD received Qualified RIN Status (Q-RINS), allowing the site to generate highly-demanded D3 RINS in addition to generating / monetizing RINS for all RNG produced to date • RNG from FCD is injected into Chesapeake Utilities' system in Yulee, Florida by CPK subsidiary Marlin Gas Service, via its virtual pipeline capabilities, demonstrating CPK's ability to provide expertise across the energy delivery value chain Full Circle Dairy RNG Facility

23 Worcester Resiliency Upgrade Project Proceeding On Schedule ESNG LNG Storage project designed to meet critical energy service to customers during the peak winter heating season. • $80 million planned LNG storage facility in Bishopville, MD • Project consists of five low-profile horizontal storage tanks allowing for up to 500K gallons of storage plus pipeline looping and additional upgrades • Incremental storage capacity will help protect against weather- related disruptions and support affordable energy prices • In September, members of the Operations Services Team traveled to South Korea to visit the manufacturing facility for the LNG tanks and were pleased with production progress, which remains on schedule • Expecting FERC approval by year-end 2024 for construction start Q1 2025 Note: FERC = Federal Energy Regulatory Commission. CPK teammates assess LNG Tank Production in South Korea

24 Active Legislative Engagement & Election Updates CPK remains focused on maintaining consistent dialogue and building strong relationships to ensure continued support for the company's operations and the natural gas industry overall Delaware: New Democratic governor and new legislative leadership, maintaining Democratic majority Maryland: State leadership unchanged; General Assembly expected to focus on energy policy during the upcoming legislative session North Carolina: New Democratic governor Florida: New legislative leadership, maintaining a Republican majority All State Jurisdictions: Preparing for the upcoming state-level legislative sessions beginning in January Federal: Preparing for the new 119th Congress and the Trump Administration, with an expected focus on energy and tax policy

25 Working Toward Excellence on All Fronts Micro-Sustainability Report on Environmental Stewardship issued in September 2024 In the aftermath of Hurricanes Helene and Milton, CPK has donated $50,000 to support recovery efforts in affected communities Sustainability Reporting Community Support & Engagement Micro-Sustainability Report on Safety & Reliability issued in April 2024 CPK Teammates & Tuskegee Airmen Celebrate Special Renaming Ceremony at Delaware State University

26 Why Chesapeake Utilities? CPK’s unique combination of operational expertise, growth potential and consistent delivery of long-term shareholder return connects our strong historical track record with our future success. Innovative & diligent team focused on operational execution & delivering results Nimble, yet powerful, organization with an experienced management team that gets things done Expertise Growth since 2003: • 10x Asset Growth • 10x Adj. Net Income Growth • 5x Customers Served Expected to spend $1.5 - $1.8 billion in Capital Expenditures from 2024 - 2028 Attractive & diversified geographical exposure, with multiple sources of organic & acquisitive growth Growth Delmarva: Growing demand for natural gas distribution Florida: Strong residential growth and favorable environment Strong dividend growth while significantly reinvesting earnings for long-term growth Focused on best-in-class shareholder return, balancing earnings growth and dividend growth Return EPS 10-Year CAGR of 8+% Dividend 10-Year CAGR: 9% >95th Percentile for Peer TSR

27 Appendix

28 Quarterly Earnings Cadence Year Q1   Q2 Q3 Q4 FY 2024 $2.10 $0.86 $0.80 % of FY 39% 16% 15% 2023 $2.04 $0.90 $0.692 $1.64 $5.31 % of FY 38% 17% 13% 31% 2022  $2.08   $0.96   $0.54   $1.47   $5.04  % of FY 41% 19% 11% 29% 2021  $1.96   $0.78   $0.71   $1.28   $4.73  % of FY 41% 16% 15% 27% 2020  $1.77  $0.64  $0.56  $1.24  $4.21 % of FY 42% 15% 13% 29% 2019  $1.75   $0.54  $0.38  $1.04 $3.72 % of FY 47% 15% 10% 28% 5yr % Band 38% - 47% 15% - 19% 10% - 15% 27% - 31% Note: Historic Adjusted EPS presented from continuing operations. 1 Beginning in the third quarter of 2023, the Company’s earnings per share metric was adjusted to exclude transaction-related expenses attributable to the announced acquisition of FCG including, but not limited to, legal, consulting, audit and financing fees. 2 The sum of the four quarters does not equal the full year amount due to rounding and the impact of average share counts. Adjusted EPS1

29 Weather Has Generally Been Warmer than Normal in 2024 Ye ar to D at e OhioDelmarva Florida (24)% (13)% (14)% (13)% (33)% —% YTD 2023 YTD 2024 YTD 2023 YTD 2024 YTD 2023 YTD 2024 NORMAL Note: Normal reflects 10-Year Average Heating Degree Days (HDD). Percentages reflect actual HDD above / (below) Normal divided by Normal. MILDER

Approved Infrastructure Programs Support Capital Growth

Gas | **Electric**

Eastern Shore

Capital Cost Surcharge

5-Year CapEx	$50-100M
'24E Gross Margin	$3.2M
'25E Gross Margin	$4.4M

- **February 2018:** Received approval for program that allows recovery of costs for highway or railroad relocation projects related to equipment replacements

Elkton Gas

- **Aldyl-A pipeline replacement** recently completed under PSC-Approved STRIDE filing

Florida City Gas

SAFE Program

10-Year CapEx	$255M
2024E Gross Margin	$3.3M
2025E Gross Margin	$6.5M

- **April 2024:** Filed petition to more closely align SAFE program with FPU's GUARD program to accelerate remediation for problematic, obsolete, and exposed pipe
- **September 2024:** Received approval for an incremental $50 million, leading to total project capital expenditures of **$255 million** over 10 years

Florida Public Utilities

GUARD Program

10-Year CapEx	$205M
2024E Gross Margin	$3.6M
2025E Gross Margin	$6.3M

- **August 2023:** GUARD program approved, to improve safety, reliability and accessibility of portions of the natural gas distribution system, including relocation, replacement, and/or repair of equipment and assets
- Represents **$205 million** of capital expenditures over 10 years

Storm Protection

5-Year CapEx	$50-75M
'24E Gross Margin	$3.1M
'25E Gross Margin	$5.6M

- **Q4 2022:** Received approval for FPU Electric's Storm Protection Plan and associated Storm Protection Plan Cost Recovery Mechanism

CHESAPEAKE UTILITIES CORPORATION

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31 Aligning our Work with a Higher-Level Purpose Our Vision We will be a leader in delivering energy that contributes to a sustainable future. Our Values Care Integrity Excellence We deliver energy that makes life better for the people and communities we serve. Our Mission We put people first. We tell the truth. We achieve great things together.

32 Long-Term Debt Profile – Positioned to Execute Growth Plan $6 $26 $135 $132 $137 $157 $162 $62 $58 $159 $59 $206 $100 Long-Term Debt at YE 2023 Debt Issued in 2024 2024 2025 2026 2027 2028 2029 2030 2031 2032 2033 2034 2035+ • Execute on a robust growing organic capital plan • Fully integrate Florida City Gas and capitalize on commercial synergies & opportunities • Navigate through the uncertain economic environment Minimal maturities over next 2 years enables CPK the flexibility to: $ in millions 1 Reflects maturities remaining through the end of 2024. 1

33 GAAP to Non-GAAP Reconciliation – Consolidated Results Third Quarter Results Year-to-Date Results Consolidated Reconciliation Q3 2024 Q3 2023 $ % YTD 2024 YTD 2023 $ % GAAP Operating Revenues $ 160.1 $ 131.5 $ 28.6 22% $ 572.2 $ 485.3 $ 86.9 18% Cost of Sales Nat Gas, Propane, & Electric (38.2) (37.1) (1.1) 3% (159.1) (161.5) 2.4 (1)% Operating Expense1 (18.8) (12.7) (6.0) 47% (60.1) (47.3) (12.8) 27% D&A (16.9) (17.6) 0.8 (4)% (51.7) (52.1) 0.4 (1)% GAAP Gross Margin $ 86.3 $ 64.1 $ 22.2 35% $ 301.3 $ 224.4 $ 76.8 34% Add Back: Operating Expense1 18.8 12.7 6.0 47% 60.1 47.3 12.8 27% Add Back: D&A 16.9 17.6 (0.8) (4)% 51.7 52.1 (0.4) (1)% Adjusted Gross Margin $ 121.9 $ 94.5 $ 27.5 29% $ 413.1 $ 323.8 $ 89.3 28% 1 Operations & maintenance expenses within the Consolidated Statements of Income are presented in accordance with regulatory requirements and to provide comparability within the industry. Operations & maintenance expenses which are deemed to be directly attributable to revenue producing activities have been separately presented above in order to calculate Gross Margin as defined under US GAAP. See Chesapeake Utilities’ Annual Report on Form 10-K for the year ended December 31, 2023 for additional details. $ in millions

GAAP to Non-GAAP Reconciliation – Regulated Energy Segment

$ in millions

	Third Quarter Results				Year-to-Date Results			
Regulated Segment	Q3 2024	Q3 2023	$	%	YTD 2024	YTD 2023	$	%
GAAP Operating Revenues	**$ 130.6**	**$ 102.4**	**$ 28.2**	**28%**	**$ 429.7**	**$ 345.8**	**$ 83.9**	**24%**
Cost of Sales								
Nat Gas, Propane, & Electric	(28.4)	(26.5)	(1.8)	7%	(105.7)	(105.7)	—	—%
Operating Expense[1]	(10.7)	(4.8)	(5.9)	122%	(35.7)	(23.3)	(12.4)	53%
D&A	(12.3)	(13.2)	0.9	(7)%	(39.5)	(39.2)	(0.3)	1%
GAAP Gross Margin	**$ 79.2**	**$ 57.9**	**$ 21.4**	**37%**	**$ 248.8**	**$ 177.6**	**$ 71.2**	**40%**
Add Back: Operating Expense[1]	10.7	4.8	5.9	122%	35.7	23.3	12.4	53%
Add Back: D&A	12.3	13.2	(0.9)	(7)%	39.5	39.2	0.3	1%
Adjusted Gross Margin	**$ 102.3**	**$ 75.9**	**$ 26.4**	**35%**	**$ 324.0**	**$ 240.1**	**$ 83.9**	**35%**

Unregulated Segment	Q3 2024	Q3 2023	$	%	YTD 2024	YTD 2023	$	%
GAAP Operating Revenues	**$ 35.6**	**$ 35.0**	**$ 0.6**	**2%**	**$ 160.1**	**$ 158.9**	**$ 1.2**	**1%**
Cost of Sales								
Nat Gas, Propane, & Electric	(15.9)	(16.4)	0.5	(3)%	(70.9)	(75.1)	4.1	(6)%
Operating Expense[1]	(8.1)	(7.5)	(0.5)	7%	(24.4)	(23.5)	(0.8)	4%
D&A	(4.6)	(4.4)	(0.1)	3%	(12.3)	(12.9)	0.7	(5)%
GAAP Gross Margin	**$ 7.1**	**$ 6.6**	**$ 0.5**	**7%**	**$ 52.5**	**$ 47.4**	**$ 5.2**	**11%**
Add Back: Operating Expense[1]	8.1	7.5	0.5	7%	24.4	23.5	0.8	4%
Add Back: D&A	4.6	4.4	0.1	3%	12.3	12.9	(0.7)	(5)%
Adjusted Gross Margin	**$ 19.7**	**$ 18.6**	**$ 1.1**	**6%**	**$ 89.2**	**$ 83.8**	**$ 5.3**	**6%**

CHESAPEAKE UTILITIES CORPORATION

[1] *Operations & maintenance expenses within the Consolidated Statements of Income are presented in accordance with regulatory requirements and to provide comparability within the industry. Operations & maintenance expenses which are deemed to be directly attributable to revenue producing activities have been separately presented above in order to calculate Gross Margin as defined under US GAAP. See Chesapeake Utilities' Annual Report on Form 10-K for the year ended December 31, 2023 for additional details.*

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35 GAAP to Non-GAAP Reconciliation – Adjusted Net Income and EPS 1 Transaction and transition-related expenses represent costs incurred attributable to the acquisition and integration of FCG including, but not limited to, transition services, consulting, system integration, rebranding and legal fees. 2 Weighted average shares for the quarter ended June 30, 2024 primarily reflects the impact of 4.4 million common shares issued in November 2023 in connection with the acquisition of FCG. Third Quarter Results Year-to-Date Results Non-GAAP Reconciliation: NI /EPS Q3 2024 Q3 2023 $ % YTD 2024 YTD 2023 $ % GAAP Net Income $ 17.5 $ 9.4 $ 8.1 86% $ 81.9 $ 61.9 $ 20.1 32% FCG Transaction+Transition Expenses1 $ 0.6 $ 2.8 $ (2.2) (79)% $ 2.3 $ 2.9 $ (0.6) (21)% Adjusted Net Income $ 18.1 $ 12.2 $ 5.9 48% $ 84.2 $ 64.8 $ 19.4 30% Diluted Weighted Avg. Common Shares Outstanding2 22,564 17,858 22,402 17,847 GAAP Diluted EPS $0.78 $0.53 $ 0.25 47% $3.66 $3.47 $ 0.19 5% FCG Transaction+Transition Expenses1 0.02 0.16 (0.14) (87)% 0.10 0.16 (0.06) (36)% Diluted Adjusted EPS $0.80 $0.69 $ 0.11 16% $3.76 $3.63 $ 0.13 4% $ in millions except per-share amounts shares in thousands